Exhibit 99.2

Earthstone Energy, Inc. Announces Common Stock Offering

The Woodlands, Texas, June 15, 2016 – Earthstone Energy, Inc. (NYSE MKT: ESTE) announced today that it intends to offer shares of its common stock in an underwritten public offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company intends to use the net proceeds from the offering to repay outstanding indebtedness under its revolving credit facility and thereafter for general corporate purposes, which may include funding the completion of 12 gross (5.3 net) wells that are waiting on completion, drilling and completion activities associated with operated and non-operated properties, leasehold interest, and property acquisitions.

SunTrust Robinson Humphrey, Inc. and Seaport Global Securities LLC are acting as joint book-running managers in the offering.

The offering will be made only by means of a prospectus supplement and accompanying base prospectus to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A copy of the preliminary prospectus supplement and accompanying base prospectus for the offering will be filed with the SEC and may be obtained from the SEC’s website at http://www.sec.gov. In addition, copies may be obtained, when available, by contacting (i) SunTrust Robinson Humphrey, 3333 Peachtree Road NE, 9th Floor, Atlanta, GA 30326, Attention: Prospectus Department; email: strh.prospectus@suntrust.com; telephone: 404-926-5744; or fax: 404-926-5464 or (ii) Seaport Global Securities LLC, 360 Madison Avenue, 21st Floor, New York, NY 10017; or telephone: 646-264-5601.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company engaged in developing and acquiring oil and gas reserves through an active and diversified program that includes acquiring, drilling and developing undeveloped leases, asset and corporate acquisitions and exploration activities, with its current primary assets located in the Eagle Ford trend of south Texas, the Midland Basin of west Texas, and in the Williston Basin of North Dakota. Earthstone is traded on NYSE MKT under the symbol “ESTE.” Information on Earthstone can be found at www.earthstoneenergy.com. The Company’s corporate headquarters is located in The Woodlands, Texas.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, expansion of production and development acreage, increased cash flow, earnings and assets and access to capital. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the risks of the oil and gas industry (for example, volatile oil prices and operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future oil and gas prices, production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals; unavailability of gathering systems, pipelines and processing facilities; and the possibility that government policies may change. Earthstone’s annual report on Form 10-K for the year ended December 31, 2015, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact:

Neil K. Cohen

Vice President, Finance, and Treasurer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246